United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York		11729-4510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement.

On June 10, 2005, Langer, Inc., a Delaware corporation (“Langer”) entered into an Underwriting Agreement (the “ Underwriting Agreement”) with Piper Jaffray & Co., Ryan Beck & Co., Inc., and Wm Smith Securities, Incorporated, relating to the offering of 5,000,000 shares of Langer’s common stock, at $6.50 per share, less an underwriting discount of $0.455 per share.  The offering of such shares was registered under the Securities Act of 1933 pursuant to Langer’s registration statement on Form S-1 (Registration No. 333-120718), and prospectus dated June 10, 2005, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Pursuant to the Underwriting Agreement, Langer has granted the underwriters an option to purchase up to an additional 750,000 shares of its common stock at $6.50, less an underwriting discount of $0.455 per share, to cover over-allotments.  Langer has also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Item 8.01                                             Other Events

On June 15, 2005, Langer issued a press release announcing the closing of its public offering of 5,000,000 shares of its common stock. Piper Jaffray & Co. acted lead managing underwriter for the offering, and each of Ryan Beck & Co. and Wm Smith Securities, Incorporated acted as the co-managers for the offering.  A copy of the press release issued by Langer on June 15, 2005, is attached hereto as an exhibit.

In connection with the offering, on June 10, 2005, Langer’s common stock commenced trading on The Nasdaq National Market, under the trading symbol GAIT.

Item 9.01                                             Financial Statements and Exhibits.

(c)                      Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press release dated June 15, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 15, 2005	Langer, Inc.

	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella, Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Press release dated June 15, 2005